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David Skipper, 281-836-8155

Archrock, Inc. Reports First-Quarter 2017 Results

HOUSTON, May 4, 2017 - Archrock, Inc. (NYSE: AROC) today reported a  net loss of $14.0 million in the first quarter of 2017, compared to net loss of $46.1 million in the fourth quarter of 2016 and net loss of $6.7 million in the first quarter of 2016.
EBITDA, as adjusted (as defined below), was $65.4 million for the first quarter 2017, compared to $75.2 million for the fourth quarter of 2016 and $79.8 million for the first quarter of 2016. Other income was $0.8 million in the first quarter of 2017, compared to $4.0 million in the fourth quarter of 2016 and $2.0 million for the first quarter of 2016.
Contract operations revenue was $150.0 million in the first quarter of 2017, compared to $152.0 million in the fourth quarter of 2016 and $176.2 million in the first quarter of 2016. Contract operations gross margin was $85.9 million, or 57% of revenue, in the first quarter of 2017, compared to $91.8 million, or 60% of revenue, in the fourth quarter of 2016 and $108.1 million, or 61% of revenue, in the first quarter of 2016.
Aftermarket services revenue was $39.9 million in the first quarter of 2017 compared to $41.8 million in the fourth quarter of 2016 and $37.1 million in the first quarter of 2016. Aftermarket services gross margin was $6.2 million, or 15% of revenue, in the first quarter of 2017 compared to $6.3 million, or 15% of revenue, in the fourth quarter of 2016 and $6.7 million, or 18% of revenue, in the first quarter of 2016.
Selling, general and administrative expenses (“SG&A”) were $27.6 million in the first quarter of 2017 compared to $26.7 million in the fourth quarter of 2016, and $34.7 million in the first quarter of 2016.
“Archrock’s contract operations and aftermarket services revenue continued to stabilize in the first quarter,” said Brad Childers, Archrock’s President and Chief Executive Officer. “During the quarter, industry activity improved considerably, and we captured our highest level of new orders since the fourth quarter of 2014. Relatedly, higher order activity drove an increase in labor and make-ready expense as we prepare to meet higher demand.”
“As a later cycle participant, we believe 2017 will be a transition year as the current cycle turns from contraction to expansion,” continued Childers. “During this transition period, we will work to balance cyclical lows in pricing and utilization with the need to invest in resources and equipment to meet the expected growth ahead.”
“Archrock’s strong new order activity as well as the expected increase in demand for natural gas has given us confidence in the long-term positive outlook for our business. Our existing idle capacity as well as investment in our compression fleet will enable us to capitalize on opportunities as the predicted growth in U.S. natural gas production occurs,” concluded Childers.
Cash available for dividend was $11.5 million in the first quarter of 2017 compared to $11.5 million in the fourth quarter of 2016 and $13.2 million in the first quarter of 2016. Cash available for dividend coverage was 1.35x in the first quarter of 2017 compared to 1.36x in the fourth quarter of 2016 and 1.96x in the first quarter of 2016.

The cash distribution to be received by Archrock based on its limited partner and general partner interests in Archrock Partners, L.P. is $8.7 million for the first quarter 2017, compared to cash distribution received of $8.7 million for the fourth quarter 2016 and $7.1 million for the first quarter 2016.
In April 2017, pursuant to the separation agreement entered into in connection with the Spin-off of Exterran Corporation (“Exterran”), Exterran’s subsidiary transferred to a subsidiary of Archrock $25.0 million, an amount equal to the Contingent Financing Payment (as defined in the separation agreement) as a result of Exterran’s successful Qualified Capital Raise (as defined in the separation agreement).
Net loss attributable to Archrock stockholders for the first quarter of 2017 was $11.7 million, or $0.17 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the first quarter of 2017 was $7.7 million, or $0.11 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $8.2 million, restatement and other charges of $0.8 million, debt extinguishment costs of $0.3 million, net tax indemnification expense of $0.1 million, and restructuring and other charges of $0.5 million.
Net loss attributable to Archrock stockholders for the fourth quarter of 2016 was $38.6 million, or $0.56 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the fourth quarter of 2016 was $4.1 million, or $0.06 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $47.1 million, restatement and other charges of $12.6 million, loss from discontinued operations net of tax of $0.4 million, net tax indemnification income of $0.2 million, and restructuring and other charges of $1.1 million.
Net loss attributable to Archrock stockholders for the first quarter of 2016 was $1.8 million, or $0.03 per diluted common share. Net income from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the first quarter 2016 was $3.2 million, or $0.04 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $9.9 million, net tax indemnification income of $2.5 million, restructuring and other charges of $8.1 million and expensed acquisition costs of $0.2 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, May 4, 2017, to discuss their first quarter 2017 financial results. The call will begin at 10:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4474 8336.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4474 8336#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), income taxes, interest expense, depreciation and amortization expense, long-lived asset impairment, restructuring and other charges, expensed acquisition costs, tax indemnification (income) expense, net, restatement and other charges, debt extinguishment costs, and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash SG&A expense, cash interest expense associated with our debt, cash tax and (gain) loss on sale of property, plant and equipment. Cash available for dividend coverage is defined as cash available for dividend divided by total dividends. A reconciliation of cash available for dividend to income (loss), the most directly comparable GAAP measure, appears below.

Net income (loss) from continuing operations attributable to Archrock stockholders, excluding items, is defined as net income (loss) attributable to Archrock stockholders excluding loss from discontinued operations, net of tax, long-lived asset impairment, restatement and other charges, restructuring and other charges, net tax indemnification (income) expense, debt extinguishment costs, expensed acquisition costs and the associated non-controlling interest and tax effect of the items listed above. A reconciliation of net income (loss) from continuing operations attributable to Archrock stockholders, excluding items, to net income (loss) attributable to Archrock stockholders, the most directly comparable GAAP measure, appears below.

About Archrock
Archrock, Inc. (NYSE: AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ: APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements about Archrock’s dividends; Archrock’s financial and operational strategies and ability to successfully effect those strategies; expenditures relating to the restatement of Archrock’s financial statements, including sharing a portion of costs incurred by Exterran Corporation with respect to such matters, as well as reviews, investigations or proceedings by government authorities, stockholders or other parties; Archrock’s expectations regarding future commodity prices, demand for natural gas and economic and market conditions; expectations regarding Archrock’s ability to utilize its idle fleet and invest in its compression fleet to capitalize on anticipated future opportunities; demand for Archrock’s services; Archrock’s cost reduction plans; and Archrock’s financial and operational outlook and ability to fulfill that outlook.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Archrock Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock, Inc.

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Revenues:
Contract operations	$149,984	$152,017	$176,239
Aftermarket services	39,901	41,763	37,056
	189,885	193,780	213,295

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	64,097	60,219	68,179
Aftermarket services	33,732	35,414	30,362
Selling, general and administrative	27,553	26,725	34,651
Depreciation and amortization	47,772	51,095	53,927
Long-lived asset impairment	8,245	47,054	9,860
Restatement and other charges	801	12,610	—
Restructuring and other charges	457	1,143	8,065
Interest expense	21,421	21,057	20,300
Debt extinguishment costs	291	—	—
Other income, net	(794)	(3,950)	(1,989)
	203,575	251,367	223,355
Loss before income taxes	(13,690)	(57,587)	(10,060)
Provision for (benefit from) income taxes	323	(11,892)	(3,334)
Loss from continuing operations	(14,013)	(45,695)	(6,726)
Loss from discontinued operations, net of tax	—	(384)	—
Net loss	(14,013)	(46,079)	(6,726)
Less: Net loss attributable to the noncontrolling interest	2,328	7,468	4,907
Net loss attributable to Archrock stockholders	$(11,685)	$(38,611)	$(1,819)

Basic loss per common share (1):
Loss from continuing operations attributable to Archrock common stockholders	$(0.17)	$(0.56)	$(0.03)
Loss from discontinued operations attributable to Archrock common stockholders	—	—	—
Net loss attributable to Archrock common stockholders	$(0.17)	$(0.56)	$(0.03)
Diluted loss per common share (1):
Loss from continuing operations attributable to Archrock common stockholders	$(0.17)	$(0.56)	$(0.03)
Loss from discontinued operations attributable to Archrock common stockholders	—	—	—
Net loss attributable to Archrock common stockholders	$(0.17)	$(0.56)	$(0.03)

Weighted average common shares outstanding used in loss per common share:
Basic	69,404	69,142	68,833
Diluted	69,404	69,142	68,833

Dividends declared and paid per common share	$0.1200	$0.1200	$0.1875

(1)  Basic and diluted net loss attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net loss per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net loss attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues:
Contract operations	$149,984	$152,017	$176,239
Aftermarket services	39,901	41,763	37,056
	$189,885	$193,780	$213,295

Gross Margin (1):
Contract operations	$85,887	$91,798	$108,060
Aftermarket services	6,169	6,349	6,694
Total	$92,056	$98,147	$114,754

Selling, General and Administrative	$27,553	$26,725	$34,651
% of revenue	15%	14%	16%

EBITDA, as adjusted (1)	65,356	75,171	79,809
% of revenue	34%	39%	37%

Gross Margin Percentage:
Contract operations	57%	60%	61%
Aftermarket services	15%	15%	18%
Total	48%	51%	54%

Capital Expenditures	$30,915	$20,563	$50,600
Less: Proceeds from sale of property, plant and equipment	(5,766)	(14,828)	(4,177)
Net capital expenditures	$25,149	$5,735	$46,423

Total Available Horsepower (at period end) (2)	3,795	3,819	4,044
Total Operating Horsepower (at period end) (3)	3,079	3,115	3,325
Average Operating Horsepower	3,112	3,138	3,408
Horsepower Utilization:
Spot (at period end)	81%	82%	82%
Average	82%	79%	85%

	March 31,	December 31,	March 31,
	2017	2016	2016
Balance Sheet:
Debt - Parent level	$89,000	$99,000	$171,500
Debt - Archrock Partners, L.P.	1,347,357	1,342,724	1,428,710
Total consolidated debt (4), net	$1,436,357	$1,441,724	$1,600,210
Archrock stockholders' equity	$721,282	$718,966	$724,711

(1) Management believes gross margin and EBITDA, as adjusted, provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Reconciliation of GAAP to Non-GAAP Financial Information:
Net loss	$(14,013)	$(46,079)	$(6,726)
Less: Loss from discontinued operations, net of tax	—	(384)	—
Loss from continuing operations	(14,013)	(45,695)	(6,726)
Depreciation and amortization	47,772	51,095	53,927
Long-lived asset impairment	8,245	47,054	9,860
Restatement and other charges	801	12,610	—
Restructuring and other charges	457	1,143	8,065
Interest expense	21,421	21,057	20,300
Tax indemnification (income) expense, net	59	(201)	(2,455)
Expensed acquisition costs	—	—	172
Debt extinguishment costs	291	—	—
Provision for (benefit from) income taxes	323	(11,892)	(3,334)
EBITDA, as adjusted (1)	65,356	75,171	79,809
Selling, general and administrative	27,553	26,725	34,651
Tax indemnification income (expense), net	(59)	201	2,455
Expensed acquisition costs	—	—	(172)
Other income, net	(794)	(3,950)	(1,989)
Gross Margin (1)	$92,056	$98,147	$114,754

Net loss attributable to Archrock stockholders	$(11,685)	$(38,611)	$(1,819)
Loss from discontinued operations, net of tax	—	384	—
Items:
Long-lived asset impairment	8,245	47,054	9,860
Restatement and other charges	801	12,610	—
Restructuring and other charges	457	1,143	8,065
Tax indemnification (income) expense, net	59	(201)	(2,455)
Debt extinguishment costs	291	—	—
Expensed acquisition costs	—	—	172
Noncontrolling interest in items	(3,546)	(13,566)	(6,310)
Tax effect on items (2)	(2,312)	(12,928)	(4,361)
Net income (loss) from continuing operations attributable to Archrock stockholders, excluding items	$(7,690)	$(4,115)	$3,152

Diluted loss from continuing operations attributable to Archrock common stockholders	$(0.17)	$(0.56)	$(0.03)
Adjustment for items, after-tax, per common share (3)	0.06	0.50	0.07
Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items (1)(3)	$(0.11)	$(0.06)	$0.04

(1) Management believes EBITDA, as adjusted, gross margin and diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items, provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) The tax effect is computed by applying the appropriate tax rate to each adjustment and then allocating the tax impact between controlling and non-controlling interests.
(3) Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.2 million for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016 from our calculation of diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Reconciliation of Archrock, Inc. Net Loss from Continuing Operations to Cash Available for Dividend
Net loss	$(14,013)	$(46,079)	$(6,726)
Less: Loss from discontinued operations, net of tax	—	(384)	—
Net loss from continuing operations	(14,013)	(45,695)	(6,726)
Less: Archrock Partners net income (loss)	(4,316)	(14,021)	520
Deconsolidated net loss from continuing operations	(9,697)	(31,674)	(7,246)
Declared LP distributions to Archrock, Inc.	8,283	8,283	6,721
Declared GP and IDR distributions to Archrock, Inc.	379	378	346
Deconsolidated items:
Restatement and other charges	801	12,610	—
Restructuring and other charges	457	1,127	3,926
Depreciation and amortization	10,887	13,305	14,690
Provision for (benefit from) income taxes	(979)	(12,835)	(3,428)
Cash tax (payment) refund	423	115	(1)
Maintenance and other capital expenditures	(1,374)	(2,716)	(5,402)
Long-lived asset impairment	2,035	23,303	3,545
Non-cash selling, general and administrative expense	1,633	1,463	3,089
Non-cash interest expense	481	486	276
Gain on sale of property, plant and equipment	(905)	(968)	(496)
Other income, net	(906)	(1,336)	(2,827)
Cash Available for Dividend (1)	$11,518	$11,541	$13,193

Dividend declared for the period per share	$0.1200	$0.1200	$0.0950
Dividend declared for the period to all shareholders	$8,524	$8,458	$6,739
Cash available for dividend coverage (2)	1.35x	1.36x	1.96x

Archrock, Inc. Cash Available for Dividend
Declared LP distributions to Archrock, Inc.	$8,283	$8,283	$6,721
Declared GP and IDR distributions to Archrock Inc.	379	378	346
Total distributions received	8,662	8,661	7,067
Deconsolidated items:
Contract operations gross margin (3)	4,869	7,779	14,496
Aftermarket services gross margin (3)	6,169	6,349	6,694
Selling, general and administrative	(7,242)	(8,345)	(10,972)
Non-cash selling, general and administrative	1,633	1,463	3,089
Maintenance and other capital expenditures	(1,374)	(2,716)	(5,402)
Cash interest expense	(717)	(797)	(1,282)
Gain on sale of property, plant and equipment	(905)	(968)	(496)
Cash tax (payment) refund	423	115	(1)
Cash Available for Dividend (1)	$11,518	$11,541	$13,193

Dividend declared for the period per share	$0.1200	$0.1200	$0.0950
Dividend declared for the period to all shareholders	$8,524	$8,458	$6,739
Cash available for dividend coverage (2)	1.35x	1.36x	1.96x

(1) Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash taxes and (gain) loss on sale of property, plant and equipment.

Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(2) Defined as cash available for dividend for the period divided by dividend declared for the period to all shareholders.
(3) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period to period comparisons.